Contact:
William Snyder
Vice President and Chief Financial Officer
Tel: 510-887-3473
Fax: 510-732-1469

Patricia Menchaca
Manager, Investor Relations
Tel: 510-887-3578
Fax: 510-780-3845
pmenchac@etec.com

Etec Systems, Inc. Reports Financial Results for Second Quarter Fiscal Year 2000

HAYWARD, Calif., February 16, 2000 - Etec Systems, Inc. (Nasdaq: ETEC), a leader in patterning solutions for the worldwide semiconductor and electronics industries, today reported financial results for the second fiscal quarter and six months ended January 28, 2000.

Revenues for the second fiscal quarter totaled $55.2 million, up 4% from $53.0 million reported for the second fiscal quarter of the prior year. Second quarter fiscal 2000 revenues were impacted by a delay in a customer's acceptance of one ALTA 3500 system. The system was subsequently accepted by the customer on January 30, 2000 and revenue will be recognized for the system in Etec's third quarter of fiscal 2000.

For the second quarter of fiscal 2000, Etec incurred a net loss of $1.4 million, or $0.06 per diluted share on 21.7 million weighted average shares, consistent with Etec's January 31, 2000 press release. This compares to a net income of $1.7 million, or $0.08 per diluted share on 21.9 million weighted average shares, for the same period a year ago.

Revenues for the first six months of fiscal 2000 were $112.0 million, down 15% compared to $131.9 million for the same period one year ago.

For the first six months of fiscal 2000, Etec incurred a net loss of $2.1 million, or $0.10 per diluted share on 21.6 million average shares. This compares to a net income of $11.1 million, or $0.51 per diluted share on 22.0 million weighted average shares, for the same period one year ago.

"If you look past the effects of the system slip, the second quarter was a positive one for Etec," stated Steve Cooper, Etec's chairman, president and CEO. "The quote activity of prior quarters resulted in strong bookings from both captive and merchant maskmakers. New bookings are primarily targeting volume production of 0.18 micron and development of early 0.l3 micron device generations."

Cooper continued, "We believe this order activity is a clear indication that the maskmaking business is on a positive growth trend."

Etec Systems, Inc. Reports Financial Results for Second Quarter Fiscal year 2000

February 16, 2000

Page Two

Safe Harbor Under the Private Securities Litigation Reform Act of 1995: Except for historical information, the matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include risks associated with the timely development and market acceptance of new products in an environment of rapid technological change, reduced, postponed or canceled orders as a result of changes in customers' planned capital spending, timely availability of key components, delays in factory testing and customer acceptance, increased costs and manufacturing capacity associated with the addition of new facilities, ability of certain new customers to finance new system purchases, the introduction of new products or technologies by competitors, material variations in financial results due to a delay in delivery of even one system, and the failure of the company to successfully close the merger with Applied Materials. Statements in this release are based upon internal estimates, preliminary information and management assumptions, which are subject to a number of risks and uncertainties inherent in estimating future results. Other risks are detailed from time to time in the Company's SEC reports, including the annual report filed on Form 10-K and subsequent filings on Form 10-Q. The Company assumes no obligation to update the information in this release.

About Etec: Etec Systems, Inc. is a leader in patterning solutions for the worldwide semiconductor and electronics industries. Its products include electron- and laser-beam systems that produce high-precision masks, which are used to print circuit patterns onto semiconductor wafers and high-speed, large- area laser direct imaging systems for electronic interconnect production applications. Founded in 1970, the company is headquartered in Hayward, Calif., with manufacturing facilities in Hayward, Calif., Hillsboro, Ore., and Tucson, Ariz., with sales and service offices worldwide. Etec's stock is traded on the Nasdaq Stock Market under the symbol ETEC. The Company's World Wide Web site can be accessed at www.etec.com.

ETEC SYSTEMS, INC.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

                                         Three Months Ended   Six Months Ended
                                            January 31,          January 31,
                                        -------------------  -------------------
                                            1999      2000       1999      2000
                                        --------- ---------  --------- ---------
Revenue:
  Products...........................    $42,352   $41,288   $111,181   $84,593
  Services...........................     10,684    13,945     20,753    27,367
                                        --------- ---------  --------- ---------
                                          53,036    55,233    131,934   111,960
                                        --------- ---------  --------- ---------
Cost of revenue:
  Products...........................     18,652    21,842     49,846    44,154
  Services...........................      9,336    11,483     17,343    23,301
                                        --------- ---------  --------- ---------
                                          27,988    33,325     67,189    67,455
                                        --------- ---------  --------- ---------
Gross profit.........................     25,048    21,908     64,745    44,505
                                        --------- ---------  --------- ---------
Operating expenses:
  Research, development and
   engineering.......................     13,712    14,859     30,844    29,955
  Selling, general and
   administrative....................      9,050     9,413     18,040    18,317

                                        --------- ---------  --------- ---------
                                          22,762    24,272     48,884    48,272
                                        --------- ---------  --------- ---------
Income/(loss) from operations........      2,286    (2,364)    15,861    (3,767)
Interest expense.....................       (159)     (111)      (312)     (191)
Interest income and other, net.......        408       436      1,302       862
                                        --------- ---------  --------- ---------
Income/(loss) before income tax
   provision (benefit)...............      2,535    (2,039)    16,851    (3,096)
Income tax provision/(benefit).......        862      (673)     5,729    (1,022)
                                        --------- ---------  --------- ---------
Net income/(loss)....................     $1,673   ($1,366)   $11,122   ($2,074)
                                        ========= =========  ========= =========

Net income/(loss) per share - basic..      $0.08    ($0.06)     $0.52    ($0.10)
                                        ========= =========  ========= =========

Shares used in per-share
  calculation - basic................     21,209    21,658     21,454    21,591
                                        ========= =========  ========= =========

Net income/(loss)
 per share - diluted.................      $0.08    ($0.06)     $0.51    ($0.10)
                                        ========= =========  ========= =========

Shares used in per-share
  calculation - diluted..............     21,868    21,658     22,021    21,591
                                        ========= =========  ========= =========

ETEC SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                        July 31,   January 31,
                                                         1999          2000
                                                     ------------  ------------
ASSETS
    Cash and investments                                 $58,924       $55,485
    Accounts receivable, net                              70,077        69,557
    Inventory                                             94,390        99,911
    Other current assets                                  26,868        29,957
    Property, plant and equipment, net                    50,532        51,993
    Other assets                                           7,215         5,607
                                                     ------------  ------------
                                                        $308,006      $312,510
                                                     ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities                                  $62,104       $57,580
    Noncurrent liabilities                                 7,246         6,339
    Stockholders' equity                                 238,656       248,591
                                                     ------------  ------------
                                                        $308,006      $312,510
                                                     ============  ============